UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 8
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OICco Acquisition I, Inc.
(Exact Name of registrant in its charter)

Delaware		27-0625383
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4412 8th St. SW, Vero Beach, FL 32968
(772) 584-3308
(Address and telephone number of principal executive offices)

Harold Gewerter, Esq. 5536 S. Ft. Apache #102 Las Vegas, NV 89148
(702) 382-1714
(Name, address and telephone number of agent for service)

Copies to:
Harold Gewerter, Esq. 5536 S. Ft. Apache #102, Las Vegas, NV 89148
Telephone (702) 382-1714 Electronic Fax (702) 382-1759

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer ❒	Accelerated filer ❒

Non-accelerated filer ❒ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock-New Issue	$40,000.00	$0.02	$40,000.00	$2.23
Common Stock—Current Shareholder	$80,000.00	$0.02	$80,000.00	$4.46

(1)This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus, subject to completion dated Novem ber   , 2012

OICco Acquisition I, Inc.
6,000,000 Shares of Common Stock
$0.02 per share

Under the 419 registration OICco Acquisition I, Inc. (“OICco” or the "Company") sold 1,000,000 shares at a price of $0.02 to 37 investors.

The proceeds from the sale of the shares in this offering were payable to Evolve Bank & Trust fbo OICco Acquisition I, Inc. All subscription funds will be held in escrow in a non-interest bearing Escrow Account at Evolve Bank & Trust. No funds have been released to the Company. See the section entitled "Plan of Distribution” herein. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

The Company conducted a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses, and the securities to be issued to investors must be deposited in an account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 after the offering has been fully completed and escrow agent receives a written request of the registrant, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution herein) has been consummated and at least 80% of the investors (both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, this new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless at least 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and both the Company and Mr. Sisk will cease this offering. The Company intends to have its securities traded on the OTC:BB but there is no guaranty that the Company will ever be approved to trade on any exchange.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

(i) Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

(iii) The acquisition(s) meeting the criteria set forth in herein (80% of the fair market value of the offering) will be consummated if a sufficient number of purchasers (holders of 80% of the shares purchased) confirm their investments; and

(iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

The escrowed funds cannot be released until:

(i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraph i, ii and iii above have been met; and

(ii) Consummation of an acquisition(s) meeting the requirements of paragraph iii above.

SEE RISK FACTORS PAGE 33

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

PART I: INFORMATION REQUIRED IN PROSPECTUS

RECONFIRMATION OFFERING

Shareholders are being asked to reconfirm their investment given these proposed acquisitions and such acquisitions will not be completed unless at least 80% of the investors reconfirm their offering.

On October 14, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Imperial Automotive Group, Inc. ("IAG") to exchange 40,000,000 shares of OICco in exchange for 100% of the issued and outstanding shares of Imperial Automotive Group, Inc. At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Imperial Automotive Group, Inc. will become a wholly-owned subsidiary of OICco and OICco will acquire the business and operations of Imperial Automotive Group, Inc. The Exchange Agreement contains customary representations, warranties, and conditions. Gary Spaniak, Sr., and Gary Spaniak, Jr. will be appointed as directors of OICco Acquisition I, Inc. On July 2, 2012, the parties entered into an addendum to the exchange agreement agreeing to exchange an additional 45,000,000 shares of OICco Acquisition I, Inc. in exchange for the Imperial Automotive Group which addendum was terminated on August 20, 2012.

Imperial Automotive Group Inc. is a limousine and specialty vehicle manufacturing company. The Company intends to utilize the expertise of various suppliers for superior engineering design, warranty support to our customers, rebates for chassis purchases and a source of marketing funds. The Company will retain a design team that has a significant amount of experience in the creation and restoration of custom and classic automobiles’’. The Company was incorporated on October 12, 2011 as a Florida corporation, which intends to lease facilities in Springfield, Missouri for its manufacturing and development of custom limousines, buses, light trucks and other specialty vehicles. The Imperial method for creating and converting vehicles, especially Limousines, employs unique “know-how” not seen from other competitors. The entire vehicle electrical system is controlled by a unique package that allows the driver to quickly and easily remedy problems; the vehicles are constructed using a significant proportion of Aluminum panels in order to eliminate rust, and reduce weight; the highly skilled design team can produce unique solutions for the most complicated problems, like disabled driver access vehicles that retain style and sportiness; new developments include “Titan” – a solution to the demand for 20 person Hummer based Limo’s that can no longer be met due to the demise of the Hummer product – sophisticated AND more cost effective, initial market reaction has been very positive. IAG has assets valued at $110,400 as of December 31, 2011 consisting of an air compressor, spray booths, shear, lifts, welders, plasma cutters, metal brake, pin router, belt sander, belt disc sanders, wood planer, bandsaw, oscillating sprindle sander, drill press, table saw forklift and furniture.

See additional information in Business of the Acquisition Candidate below.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(i) Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

(iii) The acquisition(s) meeting the criteria set forth in herein (80% of the fair market value of the offering) will be consummated if a sufficient number of purchasers confirm their investments; and

(iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

The escrowed funds cannot be released until:

(i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraph i, ii and iii above have been met; and

(ii) Consummation of an acquisition(s) meeting the requirements of paragraph iii above.

Notice of Reconfirmation

Investors will have no fewer than 20 business days and no more than 45 business days to notify the Company of their election to remain an investor. Investors must notify the Company of their election on or before ________, 2012. Each investor will be mailed an election form to complete and sign which will then be mailed back to the Company at 4412 8th St. SW, Vero Beach, FL 32968.

ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	$20,000 Raised in Offering
Application Of Proceeds	$	% of total

Total Offering Proceeds	$20,000	100.00%

0Net Offering Proceeds	$20,000	100.00%
Working Capital(1) -	$20,000	100.00%

Total Use of Proceeds	$20,000	100.00%

Notes:

(1) The category of General Working Capital may include, but not be limited to—effecting a business combination including but not limited to- printing costs, postage, communication services, overnight delivery charges, additional professional fees, consulting fees, and other general operating expenses.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price. The Company sold 1,000,000 shares at a price of $0.02 per share to 37 shareholders in the offering.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the proceeds of this offering net of the offering expenses, our net book value will be $18,000 or $0.004 per share. Therefore, the purchasers of the common stock in this offering incurred an immediate and substantial dilution of approximately $0.016 per share while our present stockholders received an increase of $0.004 per share in the net tangible book value of the shares they hold. This will result in a 70% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

$20,000
Offering

Offering Price Per Share	$0.02

Book Value Per Share Before the Offering	$0.000

Book Value Per Share After the Offering	$0.004

Net Increase to Original Shareholder	$0.004

Decrease in Investment to New Shareholders	$0.016

Dilution to New Shareholders (%)	80.00%

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ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. The Company intends to have its securities traded on the OTC:BB but there is no guaranty that the Company will ever be approved to trade on any exchange.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

New issue offering refers to the shares offered for sale by the company. Potential investors include, but are not limited to, family, friends and acquaintances of Joshua G. Sisk. The intended methods of communication include, without limitation, telephone and personal contact. In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

Checks payable as disclosed herein received by the sales agent in connection with sales of our securities were transmitted immediately into a escrow account. There can be no assurance that all, or any, of the shares will be sold.

Joshua G. Sisk will not receive commissions for any sales originated on our behalf. We believe that Joshua G. Sisk is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to Joshua G. Sisk, he:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2. Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4. Meets the conditions of the following:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Joshua G. Sisk our sole officer or director shall be deemed an underwriter for the purposes of this offering.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 once the offering has been fully completed and escrow agent receives a written request of the registrant, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of the amount of both the company and selling shareholder offering) has been consummated and a sufficient number of investors (holders of 80% of the shares sold hereunder both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and both the Company and Mr. Sisk will cease this offering.

The proceeds from the sale of the shares in this offering were payable to Evolve Bank & Trust fbo OICco Acquisition I, Inc. ("Escrow Account") and were deposited in a non-interest bearing bank account at escrow agent Evolve Bank & Trust until the escrow conditions are met. In the event that interest is earned on the deposit such interest shall be for the sole benefit of the purchasers from this offering. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account until the offering has been fully completed and escrow agent receives a written request of the registrant at which time 10% of the proceeds may be release to the company and no other funds shall be released to OICco Acquisition I, Inc. until such a time as the escrow conditions are met. The escrow agent will continue to receive funds and perform additional disbursements until either 18 months from the effectiveness of this registration or the successful conclusion of the reconfirmation whichever event first occurs. Thereafter, this escrow agreement shall terminate. The fee of the Escrow Agent is $1,500.00. Any subscribers will be notified of in writing a minimum of 20 days prior to the beginning of any extension in the offering period.

There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Subscription funds may be released upon consummation of an acquisition meeting the Rule 419 requirements, or in the event no such acquisition is completed, 18 months after the date of effectiveness. Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without an further communication with to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

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ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

OICco Acquisition I, Inc. is authorized to issue 100,000,000 shares of common stock, $0.0001 par value. The company has issued 4,000,000 shares of common stock to date with 1,000,000 shares currently held in escrow under Rule 419 held by a total of thirty eight (38) shareholders of record (37 of which were sold in the 419 offering)

The holders of OICco Acquisition I, Inc.’s common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4. Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company filed on January 19, 2012 a definitive Schedule 14C Information Statement regarding, in part, the authorization of classes of preferred stock which it may utilize, in part, for the retirement of debt and payment for services in the event that the acquisition described herein are completed. The amendment which was finally adopted and will be filed with the State of Delaware defines the preferred stock as follows.

The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

PREEMPTIVE RIGHTS

No holder of any shares of OICco Acquisition I, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of OICco Acquisition I, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, OICco Acquisition I, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, OICco Acquisition I, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

OICco Acquisition I, Inc. was incorporated on July 24, 2009.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities and further describes such businesses herein.

The Company had obtained audited financial statements of the target entities and this reconfirmation offering must be completed prior to the consummation of the merger/acquisition.

The Registrant has no full time employees. The Registrant's officer has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. Management anticipates that the business plan of the Company can be implemented by our officer devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "DIRECTORS, EXECUTIVE OFFICERS"

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

GENERAL BUSINESS PLAN

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the time required to conduct an initial public offering. The time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance (a registration statement requires financials current within 135 days of the effectiveness of the registration statement, year end audits are required annually and an opinion letter for a registration can go stale---which could result in multiple audits and opinion letters on a large filing which may take over a year for effectiveness. On the other hand a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. If an entity is deemed a Shell Company the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. This would include audited financial statements, description of business, officer and director information and MD & A. In addition, once an acquisition is complete 10Q’s have to be filed quarterly, 10K’s annually and 8K upon the occurrence of any material change. Depending upon the size of the company these costs could easily reach into the hundreds of thousands of dollars. Once deemed a Shell Company, Rule imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, who is not a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's sole officer and shareholder. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained.

Management of the Company, while not experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

It may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.

The Company's sole officer and shareholder has verbally agreed that he will advance to the Company any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. He has also agreed that such advances will be made interest free without expectation of repayment. There is no dollar cap on the amount of money which he may advance to the Company. The Company will not borrow any funds from anyone for the purpose of repaying advances made by the shareholder, and the Company will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.

The Board of Directors has passed a resolution which prohibits the Company from completing an acquisition or merger with any entity in which the Company's sole Officer, Director and principal shareholder or his affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

RESULTS OF OPERATIONS

The Company has achieved no revenue or profits to date, and the Company anticipates that it will continue to incur net losses for the foreseeable future. The Company incurred a net loss of approximately $0 for the three months ended June 30, 2012, compared with a net loss of $0 for the three months ended June 30, 2011. The Company incurred a net loss of approximately $8,585 for the six months ended June 30, 2012, compared with a net loss of $3,275 for the six months ended June 30, 2011. The Company incurred a net loss of approximately $13,900 for the year ended Dec. 31, 2011, compared with a net loss of $4,558 for the year ended June 30, 2011.

LIQUIDITY AND CAPITAL RESOURCES

Since its inception the Company has had limited operating capital, and has relied heavily on debt and equity financing.

The financial statements as of and for the period ended on December 31, 2011 expressed their substantial doubt as to the Company's ability to continue as a going concern. Without additional capital, it is unlikely that the Company can continue as a going concern. The Company plans to raise operating capital via debt and equity offerings. However, there are no assurances that such offerings will be successful or sufficient to fund the operations of the Company. In the event the offerings are insufficient, the Company has not formulated a plan to continue as a going concern. Moreover, if such offerings are successful, they may result in substantial dilution to the existing shareholders.

CURRENT MANAGEMENT

Joshua G. Sisk, President, CEO, Secretary, Treasurer, CFO

Mr. Sisk is a para-educator for the Portland Oregon School District for the last 5 years. His responsibility is to work with special needs children. Children with emotional issues and those students in a fragile state due to trauma or abuse in their lives are the primary focus of his work. The students need a high level of attention in order to give them the support they require to overcome behavioral problems. This work is directly related to his chosen University major, psychology. In addition to attending college and working full time for the school district, Mr. Sisk works part time as a care giver in a group home setting for mentally deficient adults not able to care for them. Mr. Sisk is an accomplished artist, musician and composer. Mr. Sisk recently completed his training and is now certified as an Emergency Medical Technician and as a fireman. Mr. Sisk has no experience in identifying acquisition candidates for blank check companies. Mr. Sisk was employed by Jupiter Containers, Inc. during 2007 as its sole officer and director. Jupiter Containers, Inc. filed an SB-2 with the Securities and Exchange Commission which never went effective. Jupiter Containers, Inc.’s business plan was to design containers for Semi Trucks.

Executive Compensation of Current Officer and Director

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Joshua G. Sisk	2011	-	-	-	-	-	-	-
Officer and Director	2010	-	-	-	-	-	-	-

FINANCIAL STATEMENTS

For financial accounting purposes, this acquisition will be  a reverse acquisition of IAG by OICco Acquisition I, Inc. and will be treated as a recapitalization of OICco Acquisition I, Inc..

OICCO ACQUISITION I, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS
December 31, 2011

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
OICco Acquisition I, Inc.
(A Development Stage Company)
Vero Beach, Florida

We have audited the accompanying balance sheet of OICco Acquisition I, Inc. as of December 31, 2011 and December 31, 2010, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and for the period from inception on July 24, 2009 to December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OICco Acquisition I, Inc. (A Development Stage Company) as of December 31, 2011 and 2010 , and the results of their operations and their cash flows for the years then ended, and for the period from inception on July 24, 2009 to December 31, 2011 and 2010  were in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company
Sam Kan & Company

July 5, 2012

Alameda, California

OICCO ACQUISTION I, INC.
(A Development Stage Company)
Balance Sheets

	December 31,
	2011	2010
ASSETS
Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$8,505	$4,140
Related party payables	9,953	418
Total current liabilities	18,458	4,558

Stockholders' deficit
Common stock, $0.0001 par value; 100,000,000 shares authorized; 4,000,000 issued and outstanding	400	400
Additional paid-in capital	5,508	5,508
Deficit accumulated during the development stage	(24,366)	(10,466)
Total stockholders' deficit	(18,458)	(4,558)

Total liabilities and stockholders' deficit	$-	$-

See accompanying notes to financial statements.

OICCO ACQUISTION I, INC.
(A Development Stage Company)
Statements of Operations

	Year ended December 31,		Period from July 24, 2009 (Inception) to December 31, 2011
	2011	2010
Revenue	$-	$-	$-

Operating expenses
Professional fees	9,500	4,558	19,058
General and administrative	4,400	-	5,308
Total operating expenses	13,900	4,558	24,366

Net loss	$(13,900)	$(4,558)	$(24,366)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	4,000,000	4,000,000

See accompanying notes to financial statements.

OICCO ACQUISTION I, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Deficit

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, July 24, 2009 (Inception)	-	$-	$-	$-	$-
Common stock issued for services	4,000,000	400	5,508	-	5,908
Net loss, period ended December 31, 2009	-	-	-	(5,908)	(5,908)
Balance, December 31, 2009	4,000,000	400	5,508	(5,908)	-

Net loss, year ended December 31, 2010	-	-	-	(4,558)	(4,558)
Balance, December 31, 2010	4,000,000	400	5,508	(10,466)	(4,558)

Net loss, year ended December 31, 2011	-	-	-	(13,900)	(13,900)
Balance, December 31, 2011	4,000,000	$400	$5,508	$(24,366)	$(18,458)

See accompanying notes to financial statements.

OICCO ACQUISTION I, INC.
(A Development Stage Company)
Statements of Cash Flows

	Year ended December 31,		Period from July 24, 2009 (Inception) to December 31, 2011
	2011	2010
Cash flows from operating activities
Net loss	$(13,900)	$(4,558)	$(24,366)
Adjustments to reconcile net loss to net cash used by operating activities
Common stock issued for services	-	-	5,908
Changes in operating liabilities:
Accounts payable	4,365	4,140	8,505
Net cash used in operating activities	(9,535)	(418)	(9,953)

Cash flows from financing activities	-	-	-

Cash flows from financing activities
Proceeds from related party payables	9,535	418	9,953
Proceeds from sale of stock	-	-
Net cash provided by financing activities	9,535	418	9,953

Net change in cash	-	-	-
Cash at beginning of period	-	-	-
Cash at end of period	$-	$-	$-

Supplemental cash flow information
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements.

OICCO ACQUISITION I, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and December 31, 2010

Note 1 - Nature and Continuance of Operations

Organization

OICco Acquisition I, Inc. (the Company) was incorporated under the laws of the State of Delaware on July 24, 2009 with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company. The Company currently has limited operations and, in accordance with ASC 915 “Development Stage Entities,” is considered a Development Stage Company. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Development Stage Company

The Company complies with FASB ASC Topic 915 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

OICCO ACQUISITION I, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and December 31, 2010

Note 2 - Summary of Significant Accounting Policies - cont'd

Revenue Recognition

Sales are recognized when revenue is realized or realizable and has been earned. The Company's policy is to recognize revenue when risk of loss and title to the product transfers to the customer. Net sales are comprised of gross revenues less expected returns, trade discounts and customer allowances, which include costs associated with off-invoice mark-downs and other price reductions, as well as trade promotions and coupons. These incentive costs are recognized at the later of the date on which the Company recognizes the related revenue or the date on which the Company offers the incentive. The Company has not recognized revenue since its inception.

Advertising and Promotion

The Company's expenses all advertising and promotion costs as incurred. We have incurred $0 of such expenses during the year ended December 31, 2011.

Research and Development

Research and development expenditures are expensed as incurred. We have incurred no such expenses during the year ended December 31, 2011.

Basic and diluted earnings per share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding. Diluted Earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

• Warrants,

• Employee stock options, and

• Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings per Share, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

OICCO ACQUISITION I, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and December 31, 2010

Note 2 - Summary of Significant Accounting Policies - cont'd

Basic and diluted earnings per share (continued)

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

The Company has not issued warrants or entered into any agreements requiring the Company to do so at a future date. Therefore, dilutive and basic losses per common share are equal.

Concentrations, Risks, and Uncertainties

The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during the periods presented.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with FASB ASC Topic 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company’s valuation techniques used to measure the fair value of money market funds and certain marketable equity securities were derived from quoted prices in active markets for identical assets or liabilities. The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

OICCO ACQUISITION I, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and December 31, 2010

Note 2 - Summary of Significant Accounting Policies - cont'd

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” we perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in our statement of operations and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements. The Company has not issued stock options since its inception.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162. With the issuance of SFAS 168, the FASB Accounting Standards Codification (“the Codification” or “ASC”) becomes the single source of authoritative U.S. accounting and reporting standards applicable for all nongovernmental entities, with the exception of guidance issued by the SEC. This change is effective for financial statements issued for interim or annual periods ending after September 15, 2009. The Codification does not modify existing GAAP nor any guidance issued by the SEC. Nonauthoritative accounting literature is excluded from the Codification. To improve usability, the Codification does include certain SEC guidance. GAAP accounting standards used to populate the Codification are superseded, with the exception of certain standards yet to be codified as of September 30, 2009, including SFAS 166 and 167 described subsequently.

The Company refers to FASB ASC 605-25 “Multiple Element Arrangements” in recognizing revenue from agreements with multiple deliverables. This statement provides principles for allocation of consideration among its multiple-elements, allowing more flexibility in identifying and accounting for separate deliverables under an arrangement. The EITF introduces an estimated selling price method for valuing the elements of a bundled arrangement if vendor-specific objective evidence or third-party evidence of selling price is not available, and significantly expands related disclosure requirements. This standard is effective on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Alternatively, adoption may be on a retrospective basis, and early application is permitted. The Company does not expect the adoption of this statement to have a material effect on its consolidated financial statements or disclosures.
In August 2009, the FASB issued Accounting Standards Update No. 2009-05, “Measuring Liabilities at Fair Value,” (“ASU 2009-05”). ASU 2009-05 provides guidance on measuring the fair value of liabilities and is effective for the first interim or annual reporting period beginning after its issuance. The Company’s adoption of ASU 2009-05 did not have an effect on its disclosure of the fair value of its liabilities.

On June 12, 2009 the FASB issued two statements that amended the guidance for off-balance-sheet accounting of financial instruments: SFAS No. 166 , “Accounting for Transfers of Financial Assets,” and SFAS No. 167 , “Amendments to FASB Interpretation No. 46(R).” SFAS No. 166 revises SFAS No. 140 , “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” and will require entities to provide more information about sales of securitized financial assets and similar transactions, particularly if the seller retains some risk to the assets, the FASB said. The statement eliminates the concept of a qualifying special-purpose entity, changes the requirements for the derecognition of financial assets, and calls upon sellers of the assets to make additional disclosures about them.

OICCO ACQUISITION I, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and December 31, 2010

Note 2 - Summary of Significant Accounting Policies - cont'd

Recent Accounting Pronouncements – cont’d

SFAS No. 167 amends FASB Interpretation (FIN) No. 46(R), “Consolidation of Variable Interest Entities,” by altering how a company determines when an entity that is insufficiently capitalized or not controlled through voting should be consolidated, the FASB said. A company has to determine whether it should provide consolidated reporting of an entity based upon the entity's purpose and design and the parent company's ability to direct the entity's actions. SFAS Nos. 166 and 167 will be effective at the start of the first fiscal year beginning after November 15, 2009, which will mean January 2010 for companies that are on calendar years.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.” This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs). This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs. The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements. Those disclosure requirements are effective for fiscal years ending after December 31, 2010. Management was still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements. Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

In April 2010, new accounting guidance was issued for the milestone method of revenue recognition. Under the new guidance, an entity can recognize revenue from consideration that is contingent upon achievement of a milestone in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. This guidance is effective prospectively for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adaptation did not have a material impact on the Company’s financial statements.

In May 2010, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2010. Accordingly, the Company adopted the provisions of FASB ASC Topic 855. The Company has evaluated subsequent events for the period from December 31, 2011 to the date of these financial statements’ filings with the Commission. Pursuant to the requirements of FASB ASC Topic 855, subsequent events are disclosed in Note 12.

Note 3 – Going Concern

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

OICCO ACQUISITION I, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and December 31, 2010

Note 3 – Going Concern (cont’d)

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

Since inception, the Company has funded operations by the issuance of common shares in exchange for services. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

Note 4 – Payable and Related Party Transactions

There were advances of $9,953 and $418 from the officer at December 31, 2011 and 2010 respectively. These unsecured advances are non-interest bearing and they are due on demand.

Note 5 - Stockholders' Equity

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.0001 per share.

The Company issued 4,000,000 shares for total cash considerations of $5,908 during the period ending December 31, 2009.

From inception to December 31, 2011, Company has not granted any stock options.

OICCO ACQUISITION I, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and December 31, 2010

Note 6 – Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the period ended December 31, 2011, or during the prior three years applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet. All tax returns for the Company remain open.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	35%
Effect on operating losses	(35%)
-

Changes in the net deferred tax assets consist of the following:

2011
Net operating loss carry forward	$24,366
Valuation allowance	(24,366)
Net deferred tax asset	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

	2011	Since Inception
Tax at statutory rate (35%)	$4,865	$8,528
Increase in valuation allowance	(4,865)	(8,528)
Net deferred tax asset	$-	$-

The net federal operating loss carry forward will expire in 2029 This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

OICCO ACQUISITION I, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and December 31, 2010

Note 7 – Subsequent Events

The Company evaluated all events or transactions that occurred after December 31, 2011 through the date of this filing. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the period ended December 31, 2011.

On October 14, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Imperial Automotive Group, Inc. to exchange 40,000,000 shares of OICco in exchange for 100% of the issued and outstanding shares of Imperial Automotive Group, Inc. At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Imperial Automotive Group, Inc. will become a wholly-owned subsidiary of OICco and OICco will acquire the business and operations of Imperial Automotive Group, Inc. The Exchange Agreement contains customary representations, warranties, and conditions. Gary Spaniak, Sr., and Gary Spaniak, Jr. will be appointed as directors of OICco Acquisition I, Inc.

JUNE 30, 2012 UNAUDITED FINANCIAL STATEMENTS FOR OICCO ACQUISITION I, INC.

OICCO ACQUISTION I, INC.
(A Development Stage Company)
Balance Sheets

	June 30, 2012	December 31, 2011

ASSETS
Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$17,090	$8,505
Related party payables	9,953	9,953
Total current liabilities	27,043	18,458

Stockholders' deficit
Common stock, $0.0001 par value; 100,000,000 shares authorized; 4,000,000 issued and outstanding	400	400
Additional paid-in capital	5,508	5,508
Deficit accumulated during the development stage	(32,951)	(24,366)
Total stockholders' deficit	(27,043)	(18,458)

Total liabilities and stockholders' deficit	$-	$-

See accompanying notes to financial statements.

OICCO ACQUISTION I, INC.
(A Development Stage Company)
Statements of Operations

	Three months ended June 30,		Six Months Ended June 30		Period from July 24, 2009 (Inception) to June 30, 2012
	2012	2011	2012	2011
Revenue	$-	$-	$-	$-	$-

Operating expenses
Professional fees	-	-	8,585	-	27,643
General and administrative	-	-	-	3,275	5,308
Total operating expenses	-	-	8,585	3,275	32,951

Net loss	$-	$-	$(8,585)	$(3,275)	$(32,951)

Basic and diluted loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding	4,000,000	4,000,000	4,000,000	4,000,000

See accompanying notes to financial statements.

OICCO ACQUISTION I, INC.
(A Development Stage Company)
Statements of Cash Flows

			Period from July
			24, 2009
	Six months ended June 30,		(Inception) to
	2012	2011	June 30, 2012
Cash flows from operating activities
Net loss	$(8,585)	$(3,275)	$(32,951)
Adjustments to reconcile net loss to net cash used by operating activities
Common stock issued for services	-	-	5,908
Changes in operating liabilities:
Accounts payable	8,585	(1,005)	16,672
Advance from Shareholder	-	-	418
Net cash used in operating activities	-	(4,280)	(9,953)

Cash flows from financing activities	-	-	-

Cash flows from financing activities
Proceeds from related party advances	-	4,280	9,953
Net cash provided by financing activities	-	4,280	9,953

Net change in cash	-	-	-
Cash at beginning of period	-	-	-
Cash at end of period	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Issuance of 4,000,000 share of common stock for professional and consulting services	$-	$-	$5,908

Supplemental cash flow information
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements.

OICCO ACQUISITION I, INC.
Notes to Financial Statements
June 30, 2012

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of June 30, 2012, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2011 audited financial statements. The results of operations for the periods ended June 30, 2011 and 2012 are not necessarily indicative of the operating results for the full years.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY LOANS

As of June 30, 2012 and 2011, there were advances from shareholders of $9,953.  These unsecured advances are non-interest bearing and they are due on demand.

NOTE 4 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of this filing and determined there are no events to disclose.

INFORMATION WITH REGARD TO THE ACQUISITION CANDIDATES

Business of Acquisition Candidate

On October 14, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Imperial Automotive Group, Inc. to exchange 40,000,000 shares of OICco in exchange for 100% of the issued and outstanding shares of Imperial Automotive Group, Inc. At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Imperial Automotive Group, Inc. will become a wholly-owned subsidiary of OICco and OICco will acquire the business and operations of Imperial Automotive Group, Inc. The Exchange Agreement contains customary representations, warranties, and conditions. Gary Spaniak, Sr. and Gary Spaniak, Jr. will be appointed as directors of OICco Acquisition I, Inc. On July 2, 2012, the parties entered into an addendum to the exchange agreement agreeing to exchange an additional 45,000,000 shares of OICco Acquisition I, Inc. in exchange for Imperial Automotive Group which addendum was terminated on August 20, 2012.

For financial accounting purposes, this acquisition will be  a reverse acquisition of IAG by OICco Acquisition I, Inc. and will be treated as a recapitalization of OICco Acquisition I, Inc.

Imperial Automotive Group Inc (hereinafter the “Company”) is a limousine and specialty vehicle manufacturing company. The Company intends to utilize the expertise of various suppliers for superior engineering design, warranty support to our customers, rebates for chassis purchases and a source of marketing funds. The Company will retain a design team that has a significant amount of experience in the creation and restoration of custom and classic automobiles’’.  The Company was incorporated on October 12, 2011 as a Florida corporation, which intends to lease facilities in Springfield, Missouri for its manufacturing and development of custom limousines, buses, light trucks and other specialty vehicles. The Imperial method for creating and converting vehicles, especially Limousines, employs unique “know-how” not seen from other competitors. The entire vehicle electrical system is controlled by a unique package that allows the driver to quickly and easily remedy problems; the vehicles are constructed using a significant proportion of Aluminium panels in order to eliminate rust, and reduce weight; the highly skilled design team can produce unique solutions for the most complicated problems, like disabled driver access vehicles that retain style and sportiness; new developments include “Titan” – a solution to the demand for 20 person Hummer based Limo’s that can no longer be met due to the demise of the Hummer product – sophisticated AND more cost effective, initial market reaction has been very positive.

Imperial’s ability to build low volume high quality vehicles and provide access to the market and its unique and proprietary electric drive train technology makes them it perfect to bring electric vehicle solutions to the market not just in North America but globally.

Imperial Coachworks currently develops and markets in 4 core business sectors:

Limousines or Livery vehicles
SUV conversions
Special Contracts (e.g. Limobuses)
Zero Emission versions of the above

Imperial’s sources of revenue

Revenue:
Imperial build and sell custom automobiles which meet customer expectations.

Recognition:
Revenues from services are recognized when the services are performed, evidence of an arrangement exists, the fee is fixed and determinable and collectability is probable. In circumstances when these criteria are not met, revenue recognition is deferred until resolution occurs.

RISK FACTORS RELATED TO THE ACQUISITION CANDIDATE

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to successfully develop our technology and to eventually produce and sell our product to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. We will require additional financing, through issuance of debt and/or equity, in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

To raise additional Capital to fund operations, we intend to issue additional shares of common stock which will dilute all shareholders.

We may require additional capital for the acquisition, replacement or repair of equipment, processes or technologies that are complementary to ours, or to fund our working capital and capital expenditure requirements. To date, we have relied on financing through the ongoing sale of our securities and loans. Our reliance on proceeds from our offerings and loans may not be adequate to fund our capital needs in the future and therefore, we may sell securities in the public or private equity markets if and when conditions are favorable and even if we do not have an immediate need for capital at that time. We may not be able to sell stock or raise additional capital that we may need on terms favorable to us, or at all. Raising funds by issuing our equity securities will dilute the ownership of our existing stockholders and may have a dilutive impact on your investment.

The issuance of additional shares or series of preferred stock and securities that are convertible into common stock in the future could dilute shareholders and restrict your rights as a stockholder.

We intend to amend our articles of incorporation to authorize the Board of Directors, without approval of the shareholders, to cause shares of preferred stock to be issued in one or more series, with the number of shares of each series, the voting rights, any preferential rights to receive dividends or assets upon liquidation, conversion rights and other powers to be determined by the Board of Directors. We cannot assure you that we will not issue additional shares, classes or series of preferred stock that have rights, preferences or privileges senior to your rights as a holder of our common stock. The issuance of additional shares, classes or series of preferred stock could adversely affect the voting power or other rights of our shareholders or be used, to discourage, delay or prevent a change in control, which could have the effect of discouraging bids for us and prevent shareholders from receiving maximum value for their shares.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified members for our Board of Directors.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act. The requirements of these rules and regulations increase our legal, accounting and financial compliance costs, may make some activities more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources.

Ongoing economic trends in the automobile industry may further limit demand for custom livery, fleet and specialty vehicle products which may adversely affect our distributors and our operations, and continue to make it more difficult or impossible to obtain capital or finance our operations.

The automotive aftermarket is impacted by the same general overall economic factors that are impacting the automobile industry in general. Economic and other factors include production fluctuations by domestic and foreign automobile manufacturers, credit availability, interest rates, fuel prices and consumer confidence which hurt companies that produces and markets custom livery, fleet and special vehicle products. Because we sell primarily to fleet operators and custom car users, our operations are dependent on the financial health of the automotive industry and general economy. Ongoing downturns in the automotive industry as a whole may have a material adverse impact on our operating results. Further, sustained weakness in general economic conditions and/or financial markets in the U.S. or globally could adversely affect our ability and our distributors' ability to raise capital on favorable terms to maintain operations. The inability to raise capital on favorable terms, particularly during times of uncertainty in the financial markets similar to that which is currently being experienced in the financial markets, could adversely impact our ability to sustain our businesses and would likely increase our capital costs.

Our ability to succeed depends on our ability to grow our business and achieve profitability.

We must continue to develop new and innovative ways to manufacture our products and expand distribution in order to maintain growth and achieve profitability. Our future growth and profitability will depend upon a number of factors, including, but not limited to:

•	Our ability to manage costs;
•	The increasing level of competition in the automotive aftermarket industry;
•	Our ability to continuously offer new or improved products and services;
•	Our ability to maintain efficient, timely and cost-effective production and delivery of our products;
•	Our ability to maintain sufficient production capacity for our products and services;
•	The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;
•	Our ability to identify and respond successfully to emerging trends in the automotive, livery and custom car industry;
•	The level of consumer acceptance of our products and services, including use of alternative energies;
•	Regulatory compliance costs; and
•	General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

Our revenue is generated on the basis of purchase orders from distributors and from a few OEM customers rather than long term purchase commitments that may adversely affect our margins if we lose one or more of these distributors or customers.

We sell our products through distributors and directly to customers, none of which account for more than 10% of our sales. Further, because our products are manufactured just in time and according to customer specifications, we are required to make separate demand forecast assumptions for every customer, each of which may introduce significant variability into our estimates and planning for production and procurement of raw materials. Because of our inability to rely on enforceable purchase contracts, and our limited visibility into future customer demand, actual revenue may be different from our forecasts, which could adversely affect our margins and ability to maintain profitability.

The high performance Automotive parts market is highly competitive with several large and numerous small competitors that may offer products similar to ours which could adversely affect our operations.

Our competitors range from small family owned and operated businesses to mid to large sized specialty manufacturers to large, independent domestic and international manufacturers that supply the types of products we manufacture and distribute. We can make no assurances that we will be able to effectively market our brand to customers or that our products, service standards and product pricing will appeal to customers. New competitors may have greater financial resources than us, have extensive distribution networks, and have economic advantages such as lower labor and benefit costs, lower taxes, and in some cases, governmental assistance. To remain competitive and to grow into a medium to large manufacturer, we intend to continue to anticipate technological advances by our competitors, look to form joint ventures and continue to maintain cutting edge equipment and processes that may lead us to develop new manufacturing techniques to make our products more efficiently and at competitive global prices. Our business may be adversely affected if we do not sustain our ability to meet customer and distributor requirements relative to technology, design, quality, delivery and cost or if we fail to acquire market share from our competitors. Further, to promote our brands, we may be required to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

FACTORS AFFECTING GROWTH FOR IMPERIAL

The market for Electric Vehicles is exploding, driven by the carrots of government incentives and the sticks of fines and fuel costs for traditional vehicles. There is no question the EV’s will replace traditional fossil fuel vehicles, the only question is “how quickly”. Frost and Sullivan research (2010) indicated that circa 20% of the market for EV’s will be satisfied by new entrants rather than traditional automotive OEM’s. Indeed, Tesla’s meteoric rise to fame and market value ($2.3bn based on the sale of just 1500 cars worldwide) shows what new entrants can achieve.

The American market for EV’s, especially in the larger vehicle sector (SUV’s, Pick Up’s, City trucks, buses and mini vans), will likely be the largest in the world, and Imperial with its first class manufacturing facility is uniquely positioned to exploit this. Development of the worlds first pure electric and serial hybrid Limousines is already underway and Imperial will be the first to market such products.

Further developments designed to satisfy pent up demand amongst captains of industry for clean, stylish and sophisticated transport will be met by Imperials Lincoln Navigator based “Ambassador” series converted to be pure electric or serial hybrid.

The overall industry

The limo industry in the United States has been, and will continue to be a consistent industry. Many municipalities require that limo`s be no older than 3 years therefore requiring the operator to change his vehicle. We do not have any special patents or trademarks, franchises or concessions. However we have located in the heart of the limo manufacturing industry - Springfield MO is where the entire Limo industry was started and where the finest craftsman are located. Presently the company employees 3 people, all others are on an “as needed basis” depending on demand.

Cash requirements

Our capital requirements will be based on the number of vehicles we have orders for. When we sell a car, we will get a deposit of approximately 20% and finance the balance with a local bank. We estimate that it will take 17 days to build a vehicle and the average selling price will be $70,000.

Premises

Our principal production facilities are located at 1903 North Barnes Avenue, Springfield, Missouri 65803 USA. This facility is approximately 60,000 square feet. Imperial leases a portion of this facility pursuant to a five year lease at $1.90 per square foot. Gary Spaniak Sr. and Gary Spaniak Jr. are father and son but now live in different locations and that neither are an officer or director of Imperial Coach Works, Inc which is the leasor.

Capital requirements

The Group currently has no material commitments for capital expenditure as of the end of the latest fiscal period.

MANAGEMENT TEAM OF ACQUISITION CANDIDATES

Gary Spaniak Jnr , Sec. VP and Dir.

• In depth automotive experience across manufacturing, distribution and aftermarket.

Gary Spaniak, Jr. has served as President and CEO of Electric Car Company, Inc. a Delaware Corporation and sole director since November 2008. Electric Car Company manufactures Executive Limousine vehicles and Full length Stretch Conversions and specialty renovation design and cars.

From January 2001 through January 2008 Mr. Spaniak served as president and a director of Interactive Brand Development, Inc. a Delaware Corporation holding company that was involved in Merchant Credit Card processing

Gary Spaniak Snr , Pres, CEO, Treas, CFO and Dir.

Mr Spaniak has been president and director of IAG since its inception. Over the past 10 years Mr Spaniak has provided corporate management consulting services to many companies, covering all aspects of corporate mergers and acquisitions. He has also developed the franchise programs for many of these companies including raising capital. Mr Spaniak has served companies that range from start up companies to fully operating corporations in both the private and public sector. He has served as a board member, officer and director or consultant for many of these companies. Mr. Spaniak has not been an officer or director of any public companies within the last 5 years.

EXECUTIVE COMPENSATION OF ACQUISITION CANDIDATES

Below is the executive compensation for Imperial Automotive Group, Inc. for the year ended December 31, 2011.

Imperial Automotive Group, Inc.--Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Gary Spaniak, Jr	2011	0	0	0	0	0	0	0
Sec. VP, Director	2010	0	0	0	0	0	0	0

Gary Spaniak, Sr	2011	0	0	0	0	0	0	0
Pres, Treas, CEO, CFO, Director	2010	0	0	0	0	0	0	0

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
RECENT SALES OF UNREGISTERED SECURITIES AND RELATED PARTY TRANSACTION—IMPERIAL

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—IMPERIAL

RESULTS OF OPERATIONS

The Company has achieved no revenue and profits to date, and the Company anticipates that it will continue to incur net losses for the foreseeable future. The Company incurred a net loss of approximately $70 for the period from inception to December 31, 2011. The Company incurred a net loss of approximately $51,695 for the  six months ended  June 30, 2012. The Company incurred a net loss of approximately $34,510 for the three months ended June 30, 2012.

LIQUIDITY AND CAPITAL RESOURCES

Since its inception the Company has had limited operating capital, and has relied heavily on debt and equity financing.

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to continue converting and selling electrical vehicles. Currently the Company has yet to establish a stable sales channel. Management is not currently limiting the Company’s development in the U.S. only. It is looking to expand its contract with customers from as far as Europe and China. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

In the past, the Company funded operations by using cash proceeds received through related party loans and the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

Security Ownership—Imperial Automotive Group, Inc.

The following table shows the share ownership of all officers and directors of the corporation along with any holders of 5% or more.

Name	Number of Shares	% of Outstanding
Gary Spaniak, Sr.	1,000,000	100%

RECENT SALES OF UNREGISTERED SECURITIES AND RELATED PARTY TRANSACTION—IMPERIAL

On October 13, 2011, one million (1,000,000) shares of common stock was issued for cash consideration in the amount of $100 to the Company’s sole officer.

IMPERIAL AUTOMOTIVE GROUP INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

For the Period from October 12, 2011 to December 31, 2011

IMPERIAL AUTOMOTIVE GROUP INC.
(A Development Stage Company)

FINANCIAL STATEMENTS
For the Period from October 12, 2011 to December 31, 2011

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Imperial Automotive Group Inc
(A Development Stage Company)

We have audited the accompanying balance sheet of Imperial Automotive Group Inc (hereinafter the “Company”), as of December 31, 2011, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from inception on October 12, 2011 to December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011, and the results of its operations and cash flows for the period from inception on October 12, 2011 to December 31, 2011 are in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company
Sam Kan & Company

October 1, 2012

Alameda, California

IMPERIAL AUTOMOTIVE GROUP INC
(A Development Stage Company)
AUDITED BALANCE SHEET

December 31,
2011
ASSETS

Current assets
Cash and cash equivalent	$100
Total current assets	100

Equipment	110,400

Total assets	$110,500

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Loan payable - related party	$70
Total liabilities (all current)	70

Stockholders' (deficit) equity
Convertible preferred stock: $0.0001 par value, 10,000,000 shares authorized, 110 shares issued and outstanding as of December 31, 2011	-
Common Stock: $0.0001 par value, 100,000,000 shares authorized, 1,000,000 shares issued and outstanding as of December 31, 2011	100
Additional paid in capital	110,400
Accumulated deficit	(70)
Total stockholders' (deficit) equity	110,430

Total liabilities and stockholders' (deficit) equity	$110,500

See accompanying notes to financial statements

IMPERIAL AUTOMOTIVE GROUP INC
(A Development Stage Company)
AUDITED STATEMENT OF OPERATIONS

From Inception on October 12, 2011 to December 31, 2011

Revenue	$-

Operating Expenses
General and administrative	70
Total Operating Expenses	70

Net loss	$(70)

Basic and diluted loss per common share	$(0.00)

Weighted average shares outstanding	987,654

See accompanying notes to financial statements

IMPERIAL AUTOMOTIVE GROUP INC
(A Development Stage Company)
Audited Statement of Changes in Stockholders' (Deficit) Equity

	Preferred Stock		Common Stock		Additional	Accumulated Deficit
	Shares	Amount	Shares	Amount	Paid In Capital		Total

Balance, October 12, 2011 (Inception)	-	$-	-	$-	$-	$-	$-

Common stock issued for cash	-	-	1,000,000	100	-	-	100
Preferred stock issued for equipments	110	-	-	-	110,400	-	110,400
Net loss for the period	-	-	-	-	-	(70)	(70)
Balance, December 31, 2011	110	$-	1,000,000	$100	$110,400	$(70)	$110,430

See accompanying notes to financial statements

IMPERIAL AUTOMOTIVE GROUP INC
(A Development Stage Company)
Audited Statements of Cash Flows

From Inception on October 12, 2011 to December 31, 2011

Cash flows from operating activities
Net loss	$(70)
Net cash used in operating activities	(70)

Net cash provided by investing activities	-

Cash flows from financing activities
Proceeds from related party loan	70
Issuance of common stock for cash	100
Net cash provided by financing activities	170

Net change in cash and cash equivalent	100

Cash and cash equivalent at the beginning of the period	-

Cash and cash equivalent at the end of the period	$100

Supplemental cash flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

Supplemental disclosure of non-cash investing and financing activities:
Issuance of Preferred Stock A for equipment	$110,400

See accompanying notes to financial statements

IMPERIAL AUTOMOTIVE GROUP INC
(A Development Stage Company)
AUDITED NOTES TO FINANCIAL STATEMENTS
For the Period from October 12, 2011 to December 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Trade Name

Imperial Automotive Group Inc (hereinafter the “Company”) is a limousine and specialty vehicle manufacturing company. The Company intends to utilize the expertise of various suppliers for superior engineering design, warranty support to our customers, rebates for chassis purchases and a source of marketing funds. The Company will retain a design team that has a significant amount of experience in the creation and restoration of custom and classic automobiles’’ The Company was incorporated on October 12, 2011 as a Florida corporation, which intends to lease facilities in Springfield, Missouri for its manufacturing and development of custom limousines , buses, light trucks and other specialty vehicles.

The Company’s goal is to also be involved in vehicle and power train customizing utilizing electric power for a wide variety of specialty vehicles and also develop other alternative fuels systems such as liquid propane.

The Company’s management has extensive experience building custom automobiles, which meets customers’ expectations. The data from this history has given them an in-depth and transferable knowledge of the aftermarket up-fitter business for specialty vehicles. The Company has not realized significant revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, "Development Stage Entities", formerly known as SFAS 7, "Accounting and Reporting by Development State Enterprises."

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

IMPERIAL AUTOMOTIVE GROUP INC
(A Development Stage Company)
AUDITED NOTES TO FINANCIAL STATEMENTS
For the Period from October 12, 2011 to December 31, 2011

Accounts Receivable

Accounts receivable, if any, will be carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Office Equipment	5-10 years
Vehicles	5 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

Loan Payable

The Company has a loan payable in the amount of $70 as of December 31, 2011.

Revenue Recognition

The Company will build electric vehicles for clients. These clients will be progressively billed as the projects proceed and revenues can then be better matched with expenses spent during these periods.

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Advertising

Advertising expenses are recorded as sales and marketing expenses when they are incurred, if any.

Research and Development

All research and development costs are expensed as incurred, if any.

IMPERIAL AUTOMOTIVE GROUP INC
(A Development Stage Company)
AUDITED NOTES TO FINANCIAL STATEMENTS
For the Period from October 12, 2011 to December 31, 2011

Income Tax

The Company accounts for income taxes under Accounting Standards Codified No. 740 (“ASC 740”). Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fair Value Measurements

Effective beginning 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to equipments acquired through the issuance of preferred stock.  Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.
•	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).
•	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the company’s financial statements as its equipments were all valued at fair market values.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company has financial assets in equipments carried and measured on a nonrecurring basis during the reporting period. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company had no financial assets and/or liabilities carried at fair value on a recurring basis at December 31, 2011.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial assets, pricing inputs are less observable in the market and may require management judgment. As of December 31, 2011, the Company has assets in cash and equipments. Management believes that they are being presented at their fair market value.

IMPERIAL AUTOMOTIVE GROUP INC
(A Development Stage Company)
AUDITED NOTES TO FINANCIAL STATEMENTS
For the Period from October 12, 2011 to December 31, 2011

Basic and diluted earnings per share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted Earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•	Warrants,
•	Employee stock options, and
•	Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings per Share, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Basic and diluted earnings per share are the same as there was no dilutive effect of outstanding stock options for the period ended December 31, 2011.

Concentrations, Risks, and Uncertainties

The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during the reporting period.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” management would perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, management uses these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in the Company’s statement of operations and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on the Company’s financial statements. However, the Company has not issued any stock based compensation and accordingly as of December 31, 2011, no such compensations were being recorded.

IMPERIAL AUTOMOTIVE GROUP INC
(A Development Stage Company)
AUDITED NOTES TO FINANCIAL STATEMENTS
For the Period from October 12, 2011 to December 31, 2011

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

Accounting Standards Codification

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.  The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010.  Management was still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements.  Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

In April 2010, new accounting guidance was issued for the milestone method of revenue recognition. Under the new guidance, an entity can recognize revenue from consideration that is contingent upon achievement of a milestone in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. This guidance is effective prospectively for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The Company adopted the provisions of this guidance effective July 1, 2010, which did not have a material impact on the Company’s financial statements.

In May 2010, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2010. Accordingly, the Company adopted the provisions of FASB ASC Topic 855 on July 9, 2010. The Company has evaluated subsequent events for the period from December 31, 2010 to the date of these financial statements’ filings with the Commission. Pursuant to the requirements of FASB ASC Topic 855, subsequent events are disclosed in Note 10.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

IMPERIAL AUTOMOTIVE GROUP INC
(A Development Stage Company)
AUDITED NOTES TO FINANCIAL STATEMENTS
For the Period from October 12, 2011 to December 31, 2011

Management expects to continue converting and selling electrical vehicles. Currently the Company has yet to establish a stable sales channel. Management is not currently limiting the Company’s development in the U.S. only. It is looking to expand its contract with customers from as far as Europe and China. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

In the past, the Company funded operations by using cash proceeds received through related party loans and the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

NOTE 4 – EQUIPMENT

Changes in equipments:

	Balance October 12, 2011	Additions	Removals	Balance December 31, 2011
Automotive equipments	$-	$110,400	$-	$110,400

Total equipments	$-	$110,400	$-	$110,400

Accumulated depreciation	$-	$-	$-	$-

Net book value				$110,400

Equipments were acquired on October 13, 2011. Management decided not to depreciate them for the period from October 14, 2011 to December 31, 2011 because they were not being used in operation.

IMPERIAL AUTOMOTIVE GROUP INC
(A Development Stage Company)
AUDITED NOTES TO FINANCIAL STATEMENTS
For the Period from October 12, 2011 to December 31, 2011

NOTE 5 – LOAN PAYABLE – RELATED PARTY

The Company has received a loan in the amount of $70 from its sole officer on October 12, 2011. The fund went to cover fees incurred during the filing of the corporate article. This loan is due on demand with no interest.

NOTE 6 – CAPITAL STOCK

Preferred Stock

The Company has authorized ten million (10,000,000) shares of par value $.0001 preferred stock, of which 110.4 shares were issued and outstanding as of December 31, 2011. Preferred A stock has no dividend and no voting rights. It has a conversion feature that allows it to be converted into common shares in equal value to the stated preferred value ($1,000). On October 13, 2011, the Company acquired specific automotive manufacturing equipments valued at $110,400 by issuing 110 shares of preferred stock.

Common Stock

The Company has authorized a hundred million (100,000,000) shares of par value $.0001 common stock, of which 1,000,000 shares were issued and outstanding as of December 31, 2011. Shareholders are entitled to one vote per common share. These common shares do not have conversion rights. There was no dividend paid as of December 31, 2011.

On October 13, 2011, one million (1,000,000) shares of common stock was issued for cash consideration in the amount of $100 to the Company’s sole officer.

NOTE 7 – NET LOSS PER COMMON SHARE

Net income (loss) per share is calculated in accordance with ASC 260-10 using the weighted average number of common shares outstanding during the year.

The Company’s basic net loss per share of common stock for the period from October 12, 2011 to December 31, 2011 is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

Weighted average shares outstanding are 750,000 as of December 31, 2011. Net loss applicable to common shareholders is $70. The resulting EPS is close to $0.00 for the period.

IMPERIAL AUTOMOTIVE GROUP INC
(A Development Stage Company)
AUDITED NOTES TO FINANCIAL STATEMENTS
For the Period from October 12, 2011 to December 31, 2011

NOTE 8 – COMMITMENT AND CONTINGENCIES

Indemnification Agreements

The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified party of losses suffered or incurred by the indemnified party in connection with any noncompliance of products and patents as specified under the agreement. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has not incurred significant costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes it is not possible to estimate a liability related to these agreements.

Legal Proceedings

The Company may from time to time become a party to various legal proceedings arising in the ordinary course of business. The Company is not presently involved in any legal proceedings and was not involved in any such proceedings fro October 12, 2011 (inception) to December 31, 2011.

NOTE 9 – SUBSEQUENT EVENTS

On October 25, 2011, management has entered into a contract with OICco Acquisition I, Inc. (hereinafter “OICco”) in which the Company exchanged forty million (40,000,000) shares of OICco common shares for 100% of the issues and outstanding shares of the Company. At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), the Company will become a wholly-owned subsidiary of OICco and OICco will acquire the business and operations of the Company.

The Company evaluated all events or transactions that occurred after December 31, 2011 through the date of this filing. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the period from October 12, 2011 to December 31, 2011.

IMPERIAL AUTOMOTIVE GROUP, INC.
(A Development Stage Company)

UNAUDITED FINANCIAL STATEMENTS
June 30, 2012

IMPERIAL AUTOMOTIVE GROUP, INC.
(A Development Stage Company)
Unaudited Balance Sheets

	June 30, 2012	December 31, 2011
ASSETS
Current assets
Cash	$100	$100
Total current assets	100	100

Equipment	110,400	110,400

Total assets	$110,500	$110,500

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Loan payable – related party	$70	$70
Total liabilities (all current)	70	70

Stockholders' equity
Convertible preferred stock, $0.0001 par value; 10,000,000 shares authorized; 344.5 shares issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 1,000,000 issued and outstanding	100	100
Additional paid in capital	10,400	110.400
Accumulated deficit	(70)	(70)
Total stockholders' equity	110,430	110,430

Total liabilities and stockholders' equity	$110,500	$110,500

See accompanying notes to financial statements.

IMPERIAL AUTOMOTIVE GROUP, INC.
(A Development Stage Company)
Unaudited Statements of Operations

	Three months ended June 30, 2012	Six months ended June 30, 2012	Period From October 12, 2011 (Inception) to June 30, 2012
Revenues	$-	$-	$-

Operating expenses
General and Administrative	-	-	70
Total operating expenses	-	-	70

Net loss	$-	$-	$(70)

Basic and diluted loss per common share	$(0.00	$(0.00)

Weighted average shares outstanding	1,000,000	1,000,000

See accompanying notes to unaudited financial statements.

IMPERIAL AUTOMOTIVE GROUP, INC.
(A Development Stage Company)
Unaudited Statements of Cash Flows

	Six months ended June 30, 2012	Period from October 12, 2011 (Inception) to June 30, 2012
Cash flows from operating activities
Net loss	$-	$(70)
Net cash used in operating activities	-	(70)

Cash flows from investing activities	-	-

Cash flows from financing activities
Proceeds from related party loan	-	70
Proceeds from sale of common stock	-	100
Cash flows from financing activities	-	170

Net change in cash	-	100
Cash, beginning of period	100	-
Cash, end of period	$100	$100

Supplemental disclosure of non-cash investing activities
Preferred stock issued for purchase of equipment	$-	$110,400

Supplemental cash flow information
Cash paid for income tax	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to unaudited financial statements

IMPERIAL AUTOMOTIVE GROUP, INC.
(A Development Stage Company)
Notes to Unaudited Financial Statements
June 30, 2012

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of June 30, 2012, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2011 audited financial statements. The results of operations for the period ended June 30, 2012 are not necessarily indicative of the operating results for the full years.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY LOANS

During the six months ended June 30, 2012, the Company received no loans from related parties.   During the period of October 13, 2011 (inception) to December 31, 2011, the Company received $70 as a loan from a related party to fund operations.  This loans is non interest bearing, due on demand and as such are included in current liabilities. Imputed interest has been considered but was determined to be immaterial to the financial statements when taken as a whole. There was a total of $70 due to related parties as of June 30, 2012.

NOTE 4 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of this filing and determined there are no events to disclose.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)
			Percent of Class

Common	Joshua G. Sisk, President, Secretary, Treasurer and Director	4,000,000	80%

	All Directors and Officers as a group (1 person)	4,000,000	80%

Footnotes

(1) The address of the executive officer one director is c/o OICco Acquisition I, Inc., 4412 8th Street SW, Vero Beach, FL 32968.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about July 24, 2009, Joshua G. Sisk, our officer and director, paid for expenses involved with the incorporation of OICco Acquisition I, Inc. with personal funds and performed services on behalf of OICco Acquisition I, Inc., in exchange for 4,000,000 shares of common stock each, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Joshua G. Sisk was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Our sole officer and director, Joshua Sisk, is the son –in-law of Ronald Davis, who is the sole officer, director and shareholder of OICco Acquisition II, Inc. OICco Acquisition III, Inc. and OICco Acquisition IV, Inc. As such Mr. Sisk and Mr. Davis should be treated as a single individual for determining a conflict of interest.

LEGAL PROCEEDINGS

The Company is not currently a party to any legal proceedings. Imperial Automotive Group, Inc. is note involved in legal proceedings that would require disclosure under Item 103 of Regulation S-K.

PROPERTY

The Company does not own any property. The lease of Imperial Automotive Group, Inc. are included as exhibits hereto.

Imperial’s lease has a rent of $2,000 per limo built in the facility and is for a term of 2 years which began on October 13, 2011.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by OICco in connection with the sale of the common stock being registered. OICco has agreed to pay all costs and expenses in connection with this offering of common stock. Joshua A. Sisk is the source of the funds for the costs of the offering. Mr. Sisk fully paid for the expenses of the offering as set forth below.

Legal and Professional Fees	$3,500
Accounting Fees	$2,500
Escrow Fees	$1,500
Registration Fee	$6.69

Total	$7,506.69

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

OICco Acquisition, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. OICco indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. Delaware law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, OICco Acquisition I, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On July 28, 2009, Joshua G. Sisk, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company and provided services, in exchange for 4,000,000 shares of common stock of the Company, each, par value $0.0001 per share.

•   At the time of the issuance, Joshua G. Sisk was in possession of all available material information about us, as he is the only officer and director. On the basis of these facts, OICco Acquisition I, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. OICco believes that the exemption from registration for thes thus had fair access to all material information about OICco before investing;

•   There was no general advertising or solicitation; and

•   the shares bear a restrictive transfer legend.

All shares issued to Joshua G. Sisk were at a par price per share of $0.0001. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, OICco was recently formed or in the process of being formed and possessed no assets.

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a  .The undersigned registrant hereby undertakes that:

1.    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws
a)	Articles of Incorporation*
b)	Bylaws adopted on July 28, 2009*

5	Opinion on Legality
a)	Opinion of Harold Gewerter, Esq.**

16.1	Auditor’s Letter

23.1	Consent of Independent Auditor

99	Additional Exhibits
a)	Escrow Agreement***
b)	Subscription Agreement****
f)	Lease*****
i)	Exchange Agreement*****

*   Previously filed September 23, 2009
**  Previously filed April 27, 2011
***  Previously filed May 12, 2011
**** Previously filed January 11, 2011
***** Previously filed March 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Vero Beach, state of Florida on November 2, 2012 .

OICco Acquisition I, Inc.
(Registrant)

By: /s/ Joshua G. Sisk
Joshua G. Sisk, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua G. Sisk	President, Secretary and Director	November 2, 2012
Joshua G. Sisk	Chief Executive Officer

/s/ Joshua G. Sisk	Treasurer, Chief Accounting Officer,	November 2, 2012
Joshua G. Sisk	Principal Financial Officer